SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 27, 2007

CONCEPTUS, INC.

(Exact name of registrant as specified in charter)

Delaware	000-27596	94-3170244
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

331 East Evelyn Avenue

Mountain View, CA 94041

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (650) 962-4000

Check the appropriate box below if the form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 27, 2007, Conceptus, Inc. (the “Company”) entered into an amendment to the Share Purchase and Call Option Agreement dated January 17, 2004 between the Company, Conceptus SAS (the “SAS”) and the Purchasers party thereto and an amendment to the Distribution Agreement between the Company and SAS, dated January 17, 2004.  Pursuant to the amendment to the Share Purchase and Call Option Agreement, the Company agreed to exercise its call option to acquire SAS sometime between January 1, 2008 and January 2, 2009 subject to the satisfaction of certain closing conditions and also agreed not to exercise the call option in 2007.  Pursuant to the amendment to the Distribution Agreement, SAS agreed to increase the price it pays to the Company for the Essure product.

ITEM 8.01.      OTHER EVENTS.

On February 27, 2007, the Company publicly disseminated a press release announcing that it had entered into the amendment to the Share Purchase and Call Option Agreement and the amendment to the Distribution Agreement. The foregoing description is qualified in its entirety by reference to the Registrant’s Press Release dated February 27, 2007, a copy of which is attached hereto as Exhibit 99.1.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

Exhibit No.	Description
99.1	Press Release dated February 27, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCEPTUS, INC.
(Registrant)

By	/s/	GREGORY E. LICHTWARDT
Gregory E. Lichtwardt
Executive Vice President, Treasurer
and Chief Financial Officer

Dated:  February 28, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated February 27, 2007